Exhibit 99.1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this Joint Filing Agreement as an exhibit thereto. This Joint Filing Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking part.

Date: February 14, 2023

LARRY SCHEFFLER

By:	/s/ Larry Scheffler
Larry Scheffler

SCHEFFLER RX LLC

By:	/s/ Larry Scheffler
Larry Scheffler

THIRTEEN, LLC

By:	/s/ Larry Scheffler
Larry Scheffler

SCHEFFLER FAMILY LIMITED PARTNERSHIP

By:	/s/ Larry Scheffler
Larry Scheffler